UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) November 15, 2004

AFLAC INCORPORATED

(Exact name of Registrant as specified in its charter)

GEORGIA	1-7434	58-1167100

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999

(Address of principal executive offices)		(Zip Code)

706-323-3431

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     AFLAC Incorporated is providing its press release dated November 15, 2004 announcing the promotion of Mr. Akitoshi Kan to Chairman of AFLAC International and the appointment of Mr. Paul S. Amos II to Executive Vice President, AFLAC U.S. Operations, herein as Exhibit 99.1. These changes will be effective January 1, 2005.

     Mr. Kan, 56, has been Executive Vice President, Internal Operations, AFLAC, since January 2000; Deputy Chief Financial Officer, AFLAC Incorporated from April 1999 until September 2000; Executive Vice President, AFLAC International until December 1999. Mr. Kan has a current employment agreement for his current position. An employment agreement for his new position has not been finalized.

     Mr. Amos, 29, has been employed by AFLAC as State Sales Coordinator of Georgia North since November 2002. In 2004, $233,585 was paid by AFLAC to Mr. Amos. This amount was earned as renewal and first-year commissions before expenses. State Sales Coordinators are not salaried employees but are compensated on a commission basis and are required to pay their own expenses, including travel, office expenses, incentives for District and Regional Sales Coordinators and Associates in their states, and recruiting and training costs. The compensation arrangement with Mr. Amos was similar, when contracted, to that of other State Sales Coordinators.

     Prior to joining AFLAC as a State Sales Coordinator, Mr. Amos earned a juris doctorate from Tulane University. Mr. Amos is the son of Daniel P. Amos, Chairman and Chief Executive Officer of AFLAC Incorporated. His employment agreement has not been finalized.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS
(a)	Financial statements of businesses acquired.
Not applicable

(b)	Pro forma financial information.
Not applicable

(c)	Exhibits.
99.1 - Press release of AFLAC Incorporated dated November 15, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFLAC INCORPORATED

/s/ Ralph A. Rogers, Jr.	November 19, 2004

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBITS FURNISHED WITH CURRENT FORM 8-K:

99.1	-	Press release of AFLAC Incorporated dated November 15, 2004